Exhibit 10.73

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                                WAIVER AGREEMENT

     AGREEMENT dated this 1st day of March, 1997 between URT INDUSTRIES, INC. ("URT"), a Florida corporation with offices at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, and PEACHES ENTERTAINMENT CORPORATION ("PEC"), a Florida corporation with offices at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009.

          WHEREAS, URT is the owner of 2,500 shares of the Series A preferred stock of PEC and 2,500 shares of the Series B preferred stock of PEC, all such shares having a par value of $100 per share, and

          WHEREAS, URT is entitled to receive a dividend on the shares of Series A preferred stock of PEC which are owned by it at the rate of 11% per annum of the par value thereof and a dividend on the shares of Series B preferred stock of PEC which are owned by it at the rate of 13% per annum of the par value thereof, and

          WHEREAS, the aggregate dividends payable on the shares of both series of preferred stock of PEC which are owned by URT, for the period from January 1, 1996 through March 31, 1997, equal $75,000, and

          WHEREAS, PEC has recently emerged from Chapter 11 proceedings which were pending in the U. S. Bankruptcy Court for the Southern District of Florida, pursuant to a plan of reorganization dated October 23, 1996 which was confirmed by an order of confirmation of such Court dated January 17, 1997, and

          WHEREAS, URT, in addition to other benefits heretofore conferred on PEC, wishes to assist it during its post-confirmation period by waiving its right to receive such dividends,


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          IT IS, THEREFORE, AGREED:

     1. In consideration of $1.00 and other good and valuable consideration received by it, URT agrees to and does hereby waive its right to receive all dividends payable on the shares of Series A and Series B preferred stock of PEC, which are owned by URT, for the period from January 1, 1996 through March 31, 1997, such waived dividends aggregating $75,000.

     2. Such waiver shall not apply to any dividends payable after March 31, 1997 by PEC on shares of preferred stock of PEC.

     3. URT agrees to execute and deliver such other and further documents at any time as PEC may reasonably request in order to further evidence such waiver.

     4. This Agreement shall be governed by the law of the State of Florida.

     IN WITNESS WHEREOF, each of the undersigned has executed this

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document on the date and year first set forth above.

                                         URT INDUSTRIES, INC.

                                         By:      s/Brian Wolk
                                             ----------------------------


                                         PEACHES ENTERTAINMENT CORPORATION

                                         By:      s/Jason Wolk
                                             ----------------------------


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